                                                                    EXHIBIT 3.4

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             GLOBAL KNOWLEDGE, INC.



                                ----------------



                       Incorporated under the Laws of the

                               State of Delaware


                                ---------------




                                Effective as of
                                     , 2001



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                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----

ARTICLE I       Offices.................................................   1

ARTICLE II      Meetings of Stockholders................................   1

  Section  1    Place of Meetings.......................................   1
  Section  2    Annual Meeting..........................................   1
  Section  3    Special Meetings........................................   2
  Section  4    Notice of Meetings......................................   2
  Section  5    List of Stockholders....................................   2
  Section  6    Quorum..................................................   3
  Section  7    Voting..................................................   3
  Section  8    Proxies.................................................   3
  Section  9    Action Without Meeting..................................   4

ARTICLE III     Board of Directors......................................   4

  Section  1    Powers..................................................   3
  Section  2    Election and Term.......................................   4
  Section  3    Number..................................................   4
  Section  4    Notification of Nominations.............................   4
  Section  5    Quorum and Manner of Acting.............................   4
  Section  6    Organization Meeting....................................   5
  Section  7    Regular Meetings........................................   5
  Section  8    Special Meetings; Notice................................   5
  Section  9    Removal of Directors....................................   5
  Section 10    Resignations............................................   6
  Section 11    Vacancies...............................................   6
  Section 12    Compensation of Directors...............................   6
  Section 13    Action Without a Meeting................................   6
  Section 14    Telephonic Participation in Meetings....................   6
  Section 15    Committees..............................................   7

ARTICLE IV      Officers................................................   7

  Section  1    Principal Officers......................................   7
  Section  2    Election and Term of Office.............................   7
  Section  3    Other Officers..........................................   7
  Section  4    Removal.................................................   7
  Section  5    Resignations............................................   7
  Section  6    Vacancies...............................................   7
  Section  7    Chairman of the Board...................................   8


                                      -2-
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  Section  8    Vice Chairman...........................................   8
  Section  9    President...............................................   8
  Section 10    Vice President..........................................   8
  Section 11    Treasurer...............................................   8
  Section 12    Secretary...............................................   8
  Section 13    Salaries................................................   8

ARTICLE V       Indemnification.........................................   9

  Section  1    Right of Indemnification and Expenses...................   9
  Section  2    Agreements..............................................   9
  Section  3    Other Rights of Indemnification.........................   9
  Section  4    Indemnification of Employees and Agents.................   9
  Section  5    Insurance...............................................   9

ARTICLE VI      Shares and Their Transfer...............................  10

  Section  1    Certificate for Stock...................................  10
  Section  2    Stock Certificate Signature.............................  10
  Section  3    Stock Ledger............................................  10
  Section  4    Cancellation............................................  10
  Section  5    Registrations of Transfers of Stock.....................  10
  Section  6    Regulations.............................................  10
  Section  7    Lost, Stolen, Destroyed or Mutilated Certificates.......  11
  Section  8    Record Dates............................................  11

ARTICLE VII Miscellaneous Provisions                                      11

  Section  1    Corporate Seal..........................................  11
  Section  2    Voting of Stocks Owned by the Corporation...............  11
  Section  3    Dividends...............................................  11

ARTICLE VIII Amendments                                                   12

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             GLOBAL KNOWLEDGE, INC.

                            (a Delaware corporation)


                                   __________


                                   ARTICLE I

                                    OFFICES
                                    -------


          The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 1. Place of Meetings. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

          Section 2. Annual Meeting. (a) The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

          (b) To be properly brought before an annual meeting, business must be
(i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the meeting or the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Chairman of the meeting or the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the

Secretary of the Corporation, not more than 120 days or less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment; (ii) the name and address of the stockholder proposing such business; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 2(b), and the Chairman of the meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (v) of the preceding sentence.

          Section 3.  Special Meetings.
          ---------   ----------------

          (a) Except as otherwise required by law, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board, the President, a majority of the entire Board of Directors or by stockholders holding of record a majority of the outstanding shares entitled to vote at any such meeting. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

          (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section Y of this Article II. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

          Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

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Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened.

          Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger (or a transfer agent or similar entity appointed to perform such duty) to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

          Section 6. Quorum. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

          Section 7. Voting. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

          Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

          Section 9. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to the stockholders who have not consented in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

          Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

          Section 2. Election. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, Directors shall be elected at the annual meeting of stockholders. At each election, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

          Section 3. Number. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors but initially shall be seven.

          Section 4. Term. The Directors shall be of one class and shall be elected for a term of one-year. However, all Directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. Any Director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary, except that no Director shall resign by delivering such resignation to himself. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

          Section 5. Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not more than 120 days or less than 90 days in advance of the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth
(a) the name and address of the
stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Corporation if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The Chairman of the meeting may refuse to acknowledge the nomination of any person which was not made in accordance with the foregoing procedure or if the stockholder nominating such person(s) solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence.

          Section 6. Quorum and Manner of Acting. Unless otherwise provided by law or the Certificate of Incorporation, the presence of 50% of the whole Board of Directors (or any committee thereof) shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors (or any committee thereof) may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

          Section 7. Organization Meeting. Immediately after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

          Section 8. Regular Meetings. Regular meetings of the Board of Directors will be held quarterly, as regularly scheduled, and may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

          Section 9. Special Meetings; Notice. Special meetings of the Board of Directors (or any committee thereof) shall be held whenever called by the Chairman of the Board, if any, the President or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by fax, email, telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held; provided, however, that any such notice relating to a meeting of a committee of the Board of Directors need only be sent to each Director serving on such committee. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors (or any committee thereof) need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

          Section 10. Removal of Directors. Any Director or Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in
Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

          Section 11. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Vice President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 12. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Article II, Section 3 of these By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of such director and until such director's successor shall have been elected and qualified.

          Section 13. Compensation of Directors. Directors, as such, may receive a stated salary for their services as declared by resolution of the Board of Directors. In addition, Directors may receive a specific sum fixed by the Board of Directors plus expenses for attendance at each regular or special meeting of the Board or any committee thereof; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation in such capacity.

          Section 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any committee thereof) may be taken without a meeting if a written consent thereto is signed by all members of the Board (or such committee), and such written consent is filed with the minutes or proceedings of the Board.

          Section 14. Telephonic Participation in Meetings. Members of the Board of Directors (or any committee thereof) may participate in a meeting of the Board (or such committee) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          Section 15. Committees. The Board of Directors may appoint such committees of the Board of Directors as it may deem appropriate, and such committees shall exercise the authority delegated to them. The membership of any such committee shall consist of such Directors as the Board of Directors may deem advisable from time to time to serve. The Board of Directors may fill in any vacancies on any committee as they occur. Each committee shall meet as often as its business may require.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 1. Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, Vice Chairman, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, Vice Chairman, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

          Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

          Section 3. Other Officers. In addition, the Board may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.

          Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

          Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

          Section 7. Chairman of the Board. The Chairman of the Board of Directors if one be elected, shall preside, if present, at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 8. Vice Chairman of the Board. The Vice Chairman of the Board of Directors if one be elected, shall, in the absence of the Chairman, preside, if present, at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 9. President. The President shall be the chief executive officer of the Corporation (unless such an officer shall be specifically appointed by the Board of Directors) and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of a Chairman or Vice Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.

          Section 10. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

          Section 11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

          Section 12. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

          Section 13. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.


                                   ARTICLE V

                                INDEMNIFICATION
                                ---------------

          Section 1. Right of Indemnification and Expenses. Every person now or hereafter serving as a director or officer of the Corporation and every such director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified (and expenses advanced with respect thereto) by the Corporation to the fullest extent permitted by the Certificate of Incorporation.

          Section 2. Agreements. The Corporation is authorized to enter into indemnification agreements with any of its directors or officers subject to the provisions of this Article V.

          Section 3. Other Rights of Indemnification. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          Section 4. Indemnification of Employees and Agents. The rights of indemnification provided to directors and officers in this Article V may be applicable, at the discretion of the Corporation, to its employees and agents.

          Section 5. Insurance. The Corporation is authorized to purchase insurance on behalf of any person whom it is required or permitted to indemnify according to this Article V.


                                   ARTICLE VI

                           SHARES AND THEIR TRANSFER
                           -------------------------

          Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

          Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the President or any Vice President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

          Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.

          Section 5. Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By- laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

          Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

          Section 8.  Record Dates.

          (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. If a record date is not fixed by the Board of Directors as aforesaid, (i) the date for determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any purpose other than that specified in clause (i) shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year [19__]. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

          Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

          Section 3. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.


                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

          These By-laws of the Corporation may be altered, amended or repealed
(a) by the Board of Directors at any regular or special meeting of the Board of Directors, provided, however, that the Board of Directors may alter, amend or repeal the provisions of these By-laws relating to the number of Directors only if all the members of the Board of Directors consent thereto in writing, or (b) by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation (i) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (ii) by a consent in writing in the manner contemplated in Section 9 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. By-laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.


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